EXHIBIT 99.3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of United Mobile Homes, Inc. (the "Company") on Form 10-Q for the period ending
        March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eugene W. Landy, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. S 1350, as adopted pursuant to S 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)  The  information  contained in the Report fairly presents,
                 in all material  respects,  the financial condition    and
                 result of operations of the Company.



	/s/  Eugene W. Landy


	Eugene W. Landy
	Chief Executive Officer
	May 12,2003